EXHIBIT 15

November 3, 2021

The Board of Directors and Stockholders of ANSYS, Inc.
2600 ANSYS Drive
Canonsburg, PA 15317

We are aware that our report dated November 3, 2021, on our review of the interim financial information of ANSYS, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, is incorporated by reference in Registration Statement Nos. 333-152765, 333-174670, 333-177030, 333-196393, 333-206111, 333-212412, and 333-256252 on Form S-8, and Registration No. 333-253472 on Form S-3.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania